Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-267932) and the Registration Statement on Form F-1 (File No. 333-240984) of Midatech Pharma PLC of our audit report dated June 14, 2022 with respect to the consolidated financial statements of Bioasis Technologies Inc. as at February 28, 2022 and 2021 and for the years then ended, which appears in this Report on Form 6-K.

/s/ Manning Elliott LLP

Manning Elliott LLP
Vancouver, Canada

December 13, 2022